SCHEDULE 14A INFORMATION
                               ------------------------

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934
                                 (Amendment No.    )

          Filed by the Registrant  [X]
          Filed by a Party other than the Registrant  [ ]
          Check the appropriate box:
          [ ]  Preliminary Proxy Statement
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to S.240.14a-11(c) or
               S.240.14a-12

                                  EIF Holdings, Inc.
          -----------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

          Payment of Filing Fee (Check the appropriate box):

          [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
               14a-6(i)(2).

          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

             1) Title of each class of securities to which transaction applies:

               ----------------------------------------------------------
             2) Aggregate number of securities to which transaction applies:

               ----------------------------------------------------------
             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

               ----------------------------------------------------------
             4)  Proposed maximum aggregate value of transaction:

               ----------------------------------------------------------
             5)  Total fee paid:

               ----------------------------------------------------------

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             1)  Amount Previously Paid:

               --------------------------------------------------
             2)  Form, Schedule or Registration Statement No.:

               --------------------------------------------------
             3)  Filing Party:

               --------------------------------------------------
             4)  Date Filed:

               --------------------------------------------------

                                  EIF HOLDINGS, INC.

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                TO BE HELD MAY 4, 1998
                                       ________

               Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of EIF Holdings, Inc., a Hawaii corporation (the "Company"), will be held at the Company's offices at 54 Stiles Road, Salem, New Hampshire, on May 4, 1998, at 9:00 a.m., local time, for the following purposes:

               1. To elect four directors to serve for the following year and until their successors have been elected.

               2. To authorize the Board of Directors to effect a Reverse Stock Split (any one falling within a range between and including a one-for-five and a one-for-ten Reverse Stock Split) of the Company's outstanding Common Stock, depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and the shareholders.

               3. To approve an Article of Amendment to establish a class of Preferred Stock, $.01 par value, consisting of 20,000,000 shares.

               4. To approve an Agreement and Plan of Merger pursuant to which the Company would change its state of incorporation from Hawaii to Delaware through the merger of the Company with and into U S Industrial Services, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

               5. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

               Only shareholders of record at the close of business on March 31, 1998 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. All shareholders are cordially invited to attend the Meeting in person. Pursuant to the Hawaii Business Corporation Act, shareholders are entitled to appraisal rights with respect to Proposal No. 4 by filing with the Company a written Notice of Dissent prior to the vote of shareholders on such Proposal, and any such shareholder must refrain from voting on such Proposal. The right of dissent is described in greater detail in the attached Proxy Statement and Appendix I thereto.


                                        By order of the Board of Directors



                                        J. Drennan Lowell,
                                        Secretary

          April 6, 1998
          Salem, New Hampshire


          IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                  EIF HOLDINGS, INC.

                                   _______________

                                   PROXY STATEMENT

                                   ________________


                            ANNUAL MEETING OF SHAREHOLDERS

                                     MAY 4, 1998


                                     INTRODUCTION

               This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of EIF Holdings, Inc., a Hawaii corporation (the "Company"), for use at the 1998 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the offices of the Company, 54 Stiles Road, Salem, New Hampshire, on May, 4, 1998, at 9:00 a.m., local time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders ("Notice of Meeting").

               This Proxy Statement, Notice of Meeting and accompanying proxy are first being mailed to shareholders on April 6, 1998.


                         VOTING SECURITIES AND VOTE REQUIRED

               Only shareholders of record at the close of business on March 31, 1998 (the "Record Date") are entitled to notice of and to vote the shares of common stock, no par value (the "Common Stock"), of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of the Record Date, 24,618,201 shares of Common Stock were outstanding. There was no other class of voting securities outstanding at that date.

               Each share of Common Stock held by a shareholder entitles such shareholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

               The presence, in person or by proxy, of the holders of majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, (i) a plurality of votes cast will be required for the election of directors and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the reverse stock split (the "Reverse Stock Split"), the establishment of a class of Preferred Stock, $.01 par value (the "Preferred Stock"), and the merger (the "Reincorporation") of the Company with and into U S Industrial Services, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("US Industrial").

               With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, except that votes withheld will be counted toward determining the presence of a quorum for the transaction of business. Abstentions and broker "non-votes" (i.e., shares identified as held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals except the election of directors.
          With respect to all proposals other than the election of directors, abstentions will have the effect of a negative vote.
          A broker "non-vote" will have no effect on the outcome of the election of directors, but broker "non-votes" could affect the outcome of the Reverse Stock Split proposal, the Preferred Stock proposal and the Reincorporation proposal because the Company must obtain approval of each of these proposals from the holders of a majority of the outstanding shares of Common Stock.

               If the accompanying proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy will vote "FOR" the Board of Directors' slate of nominees, "FOR" approval of the Reverse Stock Split, "FOR" approval of the establishment of the Preferred Stock, "FOR" approval of the Reincorporation, and as recommended by the Board of Directors with regard to any other matters which may properly come before the Meeting or if no such recommendation is given, in their own discretion. Each proxy granted by a shareholder may be revoked by such shareholder at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

               The Company's By-Laws state that shareholders may cumulate their votes for the election of directors pursuant to
          Section 415-33 of the Hawaii Business Corporation Act. If, not less than forty-eight hours prior to the time fixed for the Meeting, any shareholder delivers to an officer of the Company a request that the election of directors to be elected at the Meeting be by cumulative voting, then the directors to be elected at the Meeting shall be chosen as follows: each shareholder present in person or represented by proxy at the Meeting shall have a number of votes equal to the number of shares of Common Stock owned by such shareholder multiplied by five (the number of directors to be elected), and shall be entitled to cumulate his votes and give all thereof to one nominee or to distribute the votes among two or more of the nominees in such manner as the shareholder determines. The five nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected at the Meeting, shall be the successful nominees. In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of persons nominated by the Board of Directors.

               The cost of soliciting these proxies, consisting of the printing, handling, and mailing of the proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company.

               In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                           DIRECTORS AND EXECUTIVE OFFICERS

               The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of the Record Date concerning (i) persons known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) by each director and nominee, (iii) by each current executive officer named in the Summary Compensation Table and
          (iv) by all directors and officers as a group.


                                                    Amount and
                                    Status of        Nature of
                  Name of           Beneficial      Beneficial
             Beneficial Owner         Owner        Ownership(1)    Percent
             ----------------       ----------     ------------    -------

          American Eco           Beneficial          8,800,000(2)   35.7%
          Corporation**          Owner of more
                                 than 5% of
                                 Common Stock


          Frank J. Fradella      Chairman,           8,800,000(3)   35.7%
                                 President and
                                 Director


          Michael E. McGinnis    Director            8,800,000(4)   35.7%


          Andreas O. Tobler      Director               25,450        *



          Michael J. Chakos      Nominee                15,000(5)     *


          All executive                              8,840,450(6)   35.9%
          officers and
          directors as a group
          (5 persons)
          --------------------

          * Represents less than 1% of the issued and outstanding shares of Common Stock.

          ** The principal executive offices of American Eco Corporation ("American Eco") are 154 University Avenue, Toronto, Ontario, Canada M5H 3Y9.

          (1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. The number of shares beneficially owned includes shares which each beneficial owner has the right to acquire within 60 days of the Record Date.

          (2) These shares are subject to an option granted to Mr. Fradella and his wife, see note (3) below. Does not include
               (i) 10,000,000 shares purchasable upon the closing of a Stock Purchase Agreement, which closing is subject to shareholder approval of Proposals Nos. 2 and 4 or (ii) shares subject to conversion rights under an line of credit agreement. See Proposal No. 1 "Election of Directors -- Certain Transactions" for information regarding the interest of American Eco in the Company.

          (3) Includes 8,800,000 shares subject to an option granted by American Eco during the term of the option, see note (2) above.

          (4) Includes 8,800,000 shares beneficially owned by American Eco, of which Mr. McGinnis is Chairman of the Board, President and CEO. Mr. McGinnis disclaims beneficial ownership of the Company's securities owned by American Eco.

          (5) Includes 15,000 shares subject to options, and does not include (i) 30,000 shares subject to options which are not exercisable within 60 days from the Record Date or (ii) 30,000 shares which will be subject to options issued upon shareholder approval of Proposals No. 2 and 4.

          (6) Includes 15,000 shares subject to options. See Notes (2) and (5) above.


                                    PROPOSAL NO. 1

                                ELECTION OF DIRECTORS

          INFORMATION ABOUT NOMINEES

             At the Meeting, four directors will be elected to serve until the next annual meeting and until their successors are elected and qualified. The Board of Directors currently consists of three persons, Messrs. Fradella, McGinnis and Tobler. As of the Meeting, the number of directors will be increased to four and Mr. Chakos will be nominated for such directorship. The Board of Directors will vote all proxies received by them in the accompanying form for the nominees listed below. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director, but if that should occur, the persons designated as proxies will vote for a substitute nominee or nominees designated by the Board of Directors.

             The following table sets forth certain information about each nominee for election to the Board of Directors:

                                                                    Year
                                           Position With the       Became
                   Name           Age           Company           Director
                   ----           ---      -----------------      --------

           Frank J. Fradella      42       Chairman, President,     1997
                                           CEO and Director

           Michael E. McGinnis    47       Director                 1996


           Andreas O. Tobler      47       Director                 1993


           Michael J. Chakos      40       Nominee                   --


             The terms of the directors will expire at the next annual meeting and until their successors are elected and qualified. The Company's officers are elected by the Board of Directors and hold office at the will of the Board of Directors. These is no family relationship between any of the nominees.

             FRANK J. FRADELLA has been President, CEO and a director of the Company since May 1997 and has been Chairman since November 1997. From October 1996 to May 1997, he was Executive Vice President and Chief Operating Officer of American Eco. From February 1993 to October 1996, he was employed by NSC Corporation, a specialty contractor, having been serving as its President and CEO since September 1994. From February 1991 to January 1993, Mr. Fradella was Vice President of Kaselaan & D'Angelo Associates.

             MICHAEL E. MCGINNIS has been a director of the Company since February 1996, and served as Chairman of the Board from February 1996 to November 1997 and as President of the Company from March

          1996 until August 1996. Mr. McGinnis has served as the President and Chief Executive Officer of American Eco since 1993, Chairman since May 1997 and as a director since 1994. He was the President and Chief Executive Officer of Eco Environmental, Inc., a provider of environmental remediation services to industrial clients, when it was acquired by American Eco in 1993. Prior to joining Eco Environmental, Inc. in 1992, Mr. McGinnis was employed with The Brand Companies which he joined in 1965 and served in various operational and administrative capacities for more than 27 years. Since February 1998, Mr. McGinnis has been a director of Dominion Bridge Corporation (Nasdaq NMS).

             ANDREAS O. TOBLER has served as a director of the Company since November 1993. He served as Vice President and Treasurer of the Company from January 1995 and November 1993, respectively, to February 1996, having been an employee from October 1991 through February 1997. Since October 1996, Mr. Tobler has served as a principal and an officer of Online Capital GmbH, a Swiss private investment company, and also served as the Managing Director of its affiliate Cornerstone Financial Corporation, a U.S. private financial company. From 1989 to 1991, Mr. Tobler was Managing Partner of Royal Trust (Switzerland).

             MICHAEL J. CHAKOS has served as Chief Financial Officer of JL Manta, Inc. since March 1993, and Vice President since November 1992, having been a co-owner of such corporation until November 1997 when it was acquired by the Company. From February 1992 to March 1993, he was employed by The Brand Companies as a regional controller. Prior to February 1992, Mr. Chakos served as the Chief Financial Officer of Hydro Services, Inc., a hydroblasting and vacuum services company based in California, since 1988. Since March 1995, he has owned and served as President of CUBS Construction Company.

             One post-closing condition in the agreement whereby the Company acquired JL Manta Inc. (the "Manta Acquisition") was that for a period of three years from the November 1997 closing date, the Company would use its reasonable best efforts to include Mr. Chakos on the management slate for the election of directors at shareholder meetings.

          BOARD MEETINGS AND COMMITTEES

             The Board of Directors of the Company held a total of four meetings during the fiscal year ended September 30, 1997, including actions by unanimous written consent. No director attended fewer than 75% of all meetings of the Board of Directors.

             The Board of Directors of the Company currently does not have either a standing compensation committee or audit committee. It is anticipated that the directors elected at the Meeting will establish such committees. The compensation committee would recommend the compensation arrangements with the executive officers and the Company's compensation plans, and would administer the stock option plan, see Proposal No. 4 - "Approve a Plan of Merger to Change the State of Incorporation of the Company from Hawaii to Delaware - Business and Financial Condition." The audit committee would oversee the financial reporting by the Company and consult, as required, with the Company's chief financial officer and independent accountants.

          COMPENSATION OF DIRECTORS

             The Company is authorized to pay $15,000 per year to its non-employee directors, which may be paid, at the Company's option, either in cash or shares of Common Stock on a quarterly basis. Mr. Tobler did not receive any compensation for the 1997 fiscal year. It is intended that the Board of Directors will authorize some form of compensation for Mr. Tobler for the 1998 fiscal year assuming he is re-elected as a director.

          EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

             The following table sets forth all cash compensation for the fiscal year ended September 30, 1997 of the Company's Chief Executive Officer and the most highly compensated executive officers whose compensation exceeded $100,000 for services rendered to the Company (the "Named Executive Officers").

                              SUMMARY COMPENSATION TABLE


                                             ANNUAL COMPENSATION
                                             -------------------
                            PRINCIPAL                        SALARY      BONUS
     NAME                   POSITION            YEAR          ($)         ($)
     -------------------------------------------------------------------------

     Frank J. Fradella(1)   President and       1997       $ 107,665       --
                            CEO

     David L. Norris(2)     President and       1997         116,667       --
                            CEO




                                                               LONG-TERM
                                                              COMPENSATION
                                                              ------------
                                      OTHER ANNUAL
                                      COMPENSATION              OPTIONS
     NAME                                  ($)                    (#)
     ---------------------------------------------------------------------

     Frank J. Fradella(1)                   --                     --

     David L. Norris(2)                     --                     --




          (1)  Mr. Fradella became President and CEO on May 1, 1997.
          (2) Mr. Norris was President and CEO from September 1, 1996 through April 30, 1997.


              The following table sets forth individual grants of stock options made by the Company during the fiscal year ended September 30, 1997 to the Named Executive Officers.

                          OPTION GRANTS IN LAST FISCAL YEAR
                          ---------------------------------
                                  INDIVIDUAL GRANTS
                                        % OF TOTAL
                                          OPTIONS
                                        GRANTED TO
                                         EMPLOYEES   EXERCISE
                                            IN        OR BASE
                               OPTION     FISCAL       PRICE    EXPIRATION
                 NAME         GRANTED      YEAR       ($/SH)       DATE
          -----------------------------------------------------------------

          Frank J. Fradella      --         --          --          --

          David L. Norris        --         --          --          --


             The following table sets forth information regarding each exercise of stock options rights during the last fiscal year by each Named Executive Officer and the fiscal year-end value of unexercised options and stock appreciation rights provided on an aggregate basis.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FY-END OPTION VALUES
                   -----------------------------------------------

                                                                VALUE OF
                                                NUMBER OF     UNEXERCISED
                                               UNEXERCISED    IN-THE-MONEY
                          SHARES               OPTIONS AT      OPTIONS AT
                         ACQUIRED    VALUE     FY-END ($)      FY-END ($)
                       ON EXERCISE  REALIZED  EXERCISABLE/    EXERCISABLE/
              NAME         (#)        ($)    UNEXERCISABLE/  UNEXERCISABLE/
         --------------------------------------------------------------------

          Frank J.
          Fradella         -0-        -0-          -0-            -0-

          David L.
          Norris           -0-        -0-          -0-            -0-


          EMPLOYMENT CONTRACTS

             Mr. Fradella is employed as Chairman, President and CEO of the Company at a salary of $250,000 at an annum rate. He does not have an employment agreement.

             As of October 1, 1997, J. Drennan Lowell became Vice President and Chief Financial Officer of the Company at a base annual salary of $175,000. He received a $50,000 "signing" bonus and is to receive a $70,000 "performance" bonus on or about March 15, 1998. The performance bonus is to compensate him for the target bonus he was to have received from his prior employer. In the event the Company terminates Mr. Lowell's employment without cause, he would be entitled to severance in the amount of one year's salary. In addition, as part of the proposed arrangement with American Eco (see "Certain Transactions" below), Mr. Lowell is to receive options from the purchasing group to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $.65 per share, vesting over a three year period with automatic vesting upon a "change of control" of the Company (without giving effect to the proposed Reverse Stock Split).

             Upon the closing of the Manta Acquisition, Mr. Chakos entered into an Employment Agreement with Manta providing for him to serve as Vice President of Manta for a period of three years at an annual base salary of $150,000.

          SECTION 16(a) COMPLIANCE

             Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and any national securities exchange or quotation system on which such class of equity securities is listed. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely on the Company's review of the copies of such forms received by it, or on written representation from certain reporting persons, the Company discovered that Mr. Fradella had neglected to file certain
          Section 16(a) forms. However, Mr. Fradella is to report these transactions on Form 5.

          CERTAIN TRANSACTIONS

             In January 1996, American Eco agreed to purchase 10,000,000 shares of the Company's Common Stock at a price of $.10 per share, or an aggregate purchase price of $1,000,000, pursuant to a Stock Purchase Agreement. The closing has been conditioned upon Company shareholders approving an increase in its authorized shares of Common Stock to have sufficient shares to issue upon the closing. One reason for the Reverse Stock Split, which is

          Proposal No. 2 at this Meeting, is to permit the Company to have authorized but unissued shares of Common Stock available for the closing of the Stock Purchase Agreement with American Eco.

             In February 1996, American Eco agreed to loan money to the Company pursuant to an unsecured line of credit agreement (the "Line of Credit") with a maximum borrowing of $5,250,000, bearing interest at the prime rate plus 2%. The Line of Credit initially was to expire on July 31, 1997, and was modified as of July 31, 1997, and the availability was increased to $15,000,000 and extended to February 18, 1998. As of September 30, 1997, the availability was increased to $20,000,000 in order to permit the Company to meet certain of its existing obligations. As of November 30, 1997, $17,873,000, including accrued interest, was outstanding under the Line of Credit. American Eco was the Company's primary source of funding in fiscal 1997. Upon the closing of the Stock Purchase Agreement, the outstanding principal amount on the Line of Credit would be reduced by $1,000,000, representing the purchase price under such Agreement. The modifications of the Line of Credit also granted American Eco the right to convert all, and not less than all, of the remaining principal amount thereunder into shares of the Company's Common Stock at a conversion price equal to 85% of the five-day weighted average closing market price of such Common Stock immediately prior to the conversion date.

             When Mr. Fradella became employed by American Eco in October 1996 he received a $350,000 loan to cover the purchase of a home. This loan is repayable in five years, without interest, subject to an annual $70,000 principal reduction upon each anniversary of his employment with American Eco. In September 1997, American Eco assigned this loan to the Company, increasing the principal amount under the Line of Credit by $280,000. At November 30, 1997, the outstanding principal amount of this loan was $280,000, reflecting a reduction of $70,000 upon the first anniversary.

             American Eco has also guaranteed certain indebtedness and leases of the Company. At September 30, 1997, the outstanding aggregate principal amount of the obligations being guaranteed was $404,500. During the 1997 fiscal year, the Company repaid a bank loan and certain other outstanding obligation in the amount of $4,207,000, which had been guaranteed by American Eco. Subsequent to September 30, 1997, the amount of the Company's outstanding obligations guaranteed by American Eco was reduced to $127,000.

             American Eco and the Company also entered into a Management Agreement as of October 1, 1996 pursuant to which American Eco provided management and financial guidance to the Company and also guaranteed certain of the Company's obligations in order to allow the Company to receive more favorable terms from creditors. The Agreement called for a quarterly fee of $1,000,000. American Eco ceased providing the management services to the Company shortly after the appointment of Mr. Fradella as President and CEO of the Company in May 1997. The fee for the first two fiscal quarters and pro rata for the third quarter was in the aggregate amount of $2,300,000. This amount was not paid, but added to the principal amount of the Line of Credit. The Management Agreement was terminated as of June 30, 1997.

             In December 1997, American Eco granted an option to Mr. Fradella and his wife to purchase its 8,800,000 shares of the Company's Common Stock at an exercise price of $.65 per share exercisable for a period of one year. Pursuant to the grant of this option, the Company granted Mr. Fradella and his wife a proxy to vote all of the option shares. The purpose of the option was to give Mr. Fradella a major stake in the Company.

                                    PROPOSAL NO. 2

             AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT (ANY ONE FALLING WITHIN A RANGE BETWEEN AND INCLUDING A ONE-FOR-FIVE AND A ONE-FOR-TEN REVERSE STOCK SPLIT) OF THE COMPANY'S OUTSTANDING COMMON STOCK, DEPENDING UPON A DETERMINATION BY THE BOARD THAT A REVERSE STOCK SPLIT IS IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS

          BACKGROUND

             As of March 3, 1998, the Board of Directors authorized, subject to shareholder approval, a Reverse Stock Split (any one falling within a range between and including a one-for-five and a one-for-ten Reverse Stock Split) of the Company's outstanding Common Stock that may be effected by the Board depending on market conditions. The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock. Moreover, the proposed Reincorporation (see Proposal No. 4) contemplates an exchange of shares of the Company's Common Stock for shares of US Industrial Common Stock on a post-Reverse Stock Split one-for-one basis.

             If the Reverse Stock Split is approved by the shareholders at the Meeting, it will be effected only upon a determination by the Board of Directors to such effect, the Board will select in its discretion the ratio for the Reverse Stock Split which falls within a range between and including a one-for-five and a one-for-ten Reverse Stock Split which, in the Board's judgment, would result in the greatest marketability and liquidity of the Common Stock, based upon prevailing market conditions, on the likely effect on the market price of the Common Stock and other relevant factors.

             If approved by the shareholders, the Reverse Stock Split would become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to the Company's next Annual Meeting of Shareholders, but not later than the Reincorporation, if such proposal also is approved by shareholders. If no Reverse Stock Split is effected by such date, the Board of Directors will take action to abandon the Reverse Stock Split. The procedures for the consummation of the Reverse Stock Split are attached hereto as Exhibit A.

             The primary reasons for the Reverse Stock Split are to permit the Company to have sufficient authorized but unissued shares of Common Stock for issuances and to try to increase the per share price to facilitate trading activity in the Common Stock.

             There are presently 25,000,000 shares of Common Stock authorized of which 24,618,201 shares are issued and outstanding. The Company is committed to issue or reserve for issuance
          (i) 10,000,000 shares of Common Stock to American Eco,
          (ii) 894,125 shares of Common Stock underlying conversion of Stockholder Notes issued by the Company to the former stockholders of JL Manta Inc. ("Manta") upon the closing of the Manta Acquisition, (iii) 105,875 shares of Common Stock underlying Retention Bonus Agreements with certain Manta stockholders and key employees, (iv) 500,000 shares underlying stock options granted and to be granted to former stockholders of Manta, (v) 480,000 shares underlying exercise of warrants issued in connection with loan transactions and (vi) 6,500,000 shares underlying conversion of Preferred Stock to be issued to a lender (the "Acquisition Lender") on the Manta Acquisition (with issuance of the Preferred Stock subject to shareholder approval of Proposal No. 3). The actual numbers of shares to be issued by the Company is subject to the Reverse Stock Split and the anti-dilution provisions under the respective agreements governing the conversion rights. The Company also desires to have additional authorized shares for future capital raising, acquisitions and options, although there are no current plans for any such issuances other than described above and options under the US Industrial 1998 Stock Option Plan. See Proposal No. 4 - "Principal Reason for the Reincorporation" for information regarding the Manta Acquisition.

          PURPOSES AND EFFECTS OF A REVERSE STOCK SPLIT

             Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock, which will remain 25,000,000 shares, no par value, assuming no Reincorporation. Consummation of the Reverse Stock Split will not have any federal tax consequences to shareholders.

             The Common Stock is listed for trading on the OTC Electronic Bulletin Board under the symbol EIFH. On the Record Date, the reported closing price of the Common Stock on the OTC Electronic Bulletin Board was $.38 per share. One purpose of the Reverse Stock Split is to seek trading of the Common Stock on the Nasdaq SmallCap System which requires, among other things, a minimum market price of $4.00 per share. However, no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from any Reverse Stock Split or that the Company would meet the other eligibility standards for the Nasdaq SmallCap System trading market, or if so listed would later meet the maintenance requirements for continued listing.

             Additionally, the Board believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

             The par value of the Common Stock will remain at no par value per share following any Reverse Stock Split, and the number of shares of Common Stock outstanding will be reduced. The number of record holders of the Common Stock as of the Record Date was approximately 200. The Company does not anticipate that any Reverse Stock Split would result in a significant reduction in the number of such holders. It is noted that while the present number of record holders is at a level which would permit the Company to suspend its duty to file periodic reports with the Securities and Exchange Commission, the Company intends to remain subject to such reporting requirements.

             The Reverse Stock Split would have the following effects upon the number of shares of Common Stock outstanding (24,618,201 shares as of the Record Date) and the number of authorized and unissued shares of Common Stock (assuming that no additional shares of Common Stock are issued by the Company after the Record
          Date). The following examples are not exhaustive of all possible Reverse Stock Splits that fall within the Board approved range, and are only intended for illustrative purposes.

                               Common                       Unissued and
            Reverse Stock       Stock          Reserved       Authorized
                Split        Outstanding       Shares*      Common Stock**
            -------------    -----------       --------     ------------


               1 for 5        4,923,640       3,696,000       16,380,360

              1 for 10        2,461,820       1,848,000       20,690,180


          * Includes (i) 10,000,000 shares purchasable by American Eco pursuant to the Stock Purchase Agreement; (ii) 1,500,000 shares issuable to the former stockholders, key employees and lenders of Manta, underlying Stockholder Notes, Retention Bonus Agreements and stock options granted and to be granted;
             (iii) 480,000 shares underlying outstanding warrants; and (iv) 6,500,000 shares underlying conversion of Preferred Shares issuable to a lender, all of which are subject to shareholder approval of the Reverse Stock Split and/or some cases also approval of the class of Preferred Stock. These amounts were proportionately reduced to reflect the applicable Reverse Stock Split ratios. Does not include shares of Common Stock issuable upon conversion rights under the American Eco Line of Credit.

          ** Excludes reserved shares.

             At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate fraction of a share of the Company's Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, assuming the proposed Reincorporation does not become effective, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. If the Reincorporation also becomes effective, the Company will notify shareholders of the Reverse Stock Split and the Recapitalization as set forth in Proposal No. 4 - "Certificates for Shares of Common Stock." No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest in the holder thereto to vote, or to any rights of a shareholder of the Company. Any fractional share interest will result in the adjustment of the number of shares either upward or downward to the nearest whole share.

             THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REVERSE-STOCK SPLIT.


                                    PROPOSAL NO. 3

                          APPROVE A CLASS OF PREFERRED STOCK

             Proposal. The Board of Directors has, subject to shareholder approval, decided to amend the Company's Articles of Incorporation to establish a class of 20,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). The Board was of the view that having the Preferred Stock available would give the Company greater flexibility for structuring corporate transactions, raising additional capital and other corporate purposes, and also fulfilling its obligation to issue Preferred Stock to the lender on the Manta Acquisition.

             Pursuant to the Preferred Stock authorization, the Board would be able to issue up to 20,000,000 shares of Preferred Stock. Holders of the Common Stock have no preemptive rights to subscribe for shares of Preferred Stock. Issuance of Preferred Stock, whether or not convertible into Common Stock, might under circumstances dilute either shareholders' equity or voting rights.

             The Board has no present plans to issue any shares of Preferred Stock except that at closing of the Manta Acquisition the Acquisition Lender received a $6.5 million Convertible Promissory Note, bearing interest at 5 1/4% per annum, due May 18, 1999, and convertible, subject upon shareholder approval of Proposals No. 2 and this Proposal No. 3, into shares of Preferred Stock at the conversion price of $1.00 per share, and thereafter convertible into the Company's Common Stock on a one-for-one basis, subject to the Reverse Stock Split. However, the Board may issue Preferred Stock in acquisitions and for other corporate purposes as an alternative to the issuance of the Company's Common Stock. The authorization of shares of Preferred Stock will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of such shares. The Board intends to issue Preferred Stock only on terms which are in the best interests of the Company and consistent with the Board's fiduciary obligations to its shareholders.

             The Preferred Stock may have certain anti-takeover effects. The availability of Preferred Stock could render more difficult or discourage, to varying degrees and in various circumstances, a merger, tender offer, proxy contest, or assumption of control of a large block of the Company's Common Stock without approval of the Board, or the Board's own removal, even though shareholders may favor such action. The Board believes that the proposed class of Preferred Stock would strengthen and enhance protections against unfair takeover tactics. Management of the Company is not presently aware of any effort to accumulate the Common Stock or to obtain control of the Company by means of a merger, tender, offer, solicitation in opposition to management, or otherwise.

             Although neither the Company's management nor its Board has any current plans to adopt anti-takeover amendments to the Company's charter, they may consider such proposals from time to time and recommend their adoption if they believe that they are in the best interests of the Company and its shareholders.

             THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO AUTHORIZE A CLASS OF PREFERRED STOCK.


                                    PROPOSAL NO. 4

               APPROVE A PLAN OF MERGER TO CHANGE THE STATE OF
               INCORPORATION OF THE COMPANY FROM HAWAII TO
               DELAWARE.

          GENERAL

             As of March 2, 1998, the Board of Directors authorized an Agreement and Plan of Merger (the "Merger Agreement") between the Company and US Industrial pursuant to which the Company will merge with and into US Industrial, the Company's newly-formed wholly-owned subsidiary and a Delaware corporation. As a result of such merger, the state of incorporation of the Company will be changed from Hawaii to Delaware (the "Reincorporation"), the capitalization will be changed and US Industrial will have certain other characteristics as set forth herein. The discussion contained herein is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit B.

             By voting for the Reincorporation, a shareholder would not be deemed to waive any claims he may have against the Company or its officers and directors (excluding a claim seeking dissenter's appraisal rights), and the Company would not use such a vote as a defense to any such action.

          PRINCIPAL REASONS FOR THE REINCORPORATION

             When the Company was formed some of its principals were located in the State of Hawaii and it was contemplated that some of its business activities would be conducted there. However, at present, the major activities are located in California, Florida, Illinois, Indiana and Missouri, and management is located in New Hampshire. Hawaii is not the state of formation of many public companies. Accordingly, for the reasons mentioned below, management has considered changing the Company's state of incorporation and chose Delaware.

             Over the past several years there have been changes in management of the Company. The most recent changes occurred in March 1996 upon the investment by American Eco in the Company, and then in May 1997 upon Frank J. Fradella becoming President and CEO. The management under American Eco was involved in evaluating the current business operations and in dealing with personnel and financial problems they uncovered. Mr. Fradella has brought in a management team which has stabilized the past operations and is seeking to expand the Company through acquisitions, such as the Manta Acquisition in November 1997. Manta provides specialized maintenance services for clients in the industrial sector. It has annualized revenues of approximately $45 million. On November 20, 1997, the Company acquired all of the outstanding Manta capital stock for $6,960,633, consisting of $4,725,321 in cash and $2,235,312 in convertible notes due in November 2000. To finance the Manta Acquisition, the Company borrowed $9 million from the Acquisition Lender, consisting of a $6.5 million Convertible Promissory Note due in May 1999 and a $2.5 million note due in February 1998, which was repaid. The Company believes that the Reincorporation would assist it in trying to achieve the growth plan through reincorporation in Delaware.

             Delaware is generally considered to be among the most modern jurisdictions in terms of its corporate law. The State of Delaware has, over the years, undertaken to maintain a modern and flexible corporation law which is frequently revised to meet changing business conditions. As a result, Delaware has become a preferred domicile for many major American corporations. By reincorporating in Delaware, the Company will be able to make use of the increased flexibility afforded by the General Corporation Law of Delaware. Because of Delaware's significance as the state of incorporation of major corporations, the Delaware judiciary has become particularly familiar with matters of corporate law, and a substantial body of court decisions has developed construing Delaware corporate law. As a consequence, Delaware corporate law has been, and is likely to continue to be, interpreted and explained in a number of significant court decisions, a circumstance which may provide greater predictability with respect to the Company's corporate legal affairs and greater marketability of the Company's securities.

          CONVERSION OF SHARES OF COMMON STOCK

             Upon consummation of the Reincorporation, each outstanding share of Common Stock, after giving effect to the Reverse Stock Split, will automatically be converted into one share of US Industrial common stock, par value $.01 per share (the "Delaware Common Stock"). As a result, the existing shareholders of the Company will become stockholders of US Industrial, and they will maintain their pro-rata share of the outstanding and issued shares of the Delaware Common Stock that they held of the outstanding shares of Common Stock.

             In addition, US Industrial will issue shares of its common stock to American Eco and will reserve shares of its common stock for issuance to the former shareholders and key employees of Manta and for stock options and warrants, and will issue shares of its Preferred Stock to the Acquisition Lender, as described in Proposals No. 2 and No. 3.

          CERTIFICATES FOR SHARES OF COMMON STOCK

             Following the Reincorporation, stock certificates representing shares of the Company's Common Stock will be accepted for transfer, but must first be exchanged for certificates representing shares of Delaware Common Stock. Upon presentation to the Company's transfer agent, stock certificates representing shares of the Company's Common Stock may, following the Reincorporation, be exchanged for stock certificates representing an equal number of shares of Delaware Common Stock. US Industrial will send a notice to shareholders as of the effective date of the Reincorporation a letter of transmittal advising them of the procedure for the exchange of stock certificates.

          BUSINESS AND FINANCIAL CONDITION

             The Reincorporation will not result in any change in the physical location, business, properties, management, assets, liabilities or net worth of the Company. As a result of the Reincorporation, the name will become U S Industrial Services, Inc., US Industrial will succeed to all the business, properties, assets and liabilities of the Company, and the shareholders of the Company will become the stockholders of US Industrial. The issued and outstanding shares of capital stock of US Industrial will be the same as the number of outstanding shares of the Company at the effective date of the Merger (giving effect to any Reverse Stock Split).

             US Industrial has an authorized capitalization of 25,000,000 shares of Delaware Common Stock and 20,000,000 shares of Preferred Stock. US Industrial will assume all obligations of the Company, including all outstanding options and warrants to purchase shares of the Company's Common Stock as well as the issuance of 10,000,000 shares to American Eco and the 1,000,000 shares to be issued to the Manta shareholders and employees and the Preferred Stock to the Acquisition Lender. All such options and warrants will be exercisable for shares of Delaware Common Stock upon the same terms as they are currently exercisable for shares of the Company's Common Stock, after giving effect to the Reverse Stock Split, and the number of shares of Delaware Common Stock issuable as set forth in the immediately preceding sentence also will be adjusted to give effect to the Reverse Stock Split.

             US Industrial has established a 1998 Stock Option Plan (the "1998 Plan") providing for the grant of options to purchase up to 1,000,000 shares of its common stock to employees, officers, directors and consultants of US Industrial and its subsidiaries. The options may be either incentive stock options (as defined under the Internal Revenue Code of 1986, as amended) which may only be granted to employees, or non-qualified options which may be granted to eligible optionees. The 1998 Plan will be administered by a Compensation Committee to be selected by US Industrial's Board of Directors. The exercise price of each share of common stock subject to an option, the method of payment and the vesting and duration of the option will be fixed by the Compensation Committee, but the exercise price shall not be less than the fair market value of the common stock on the date of grant. No options have been granted under the 1998 Plan. Assuming approval of the Reincorporation, US Industrial will grant options to Manta employees for an aggregate of 500,000 shares, prior to possible reduction based upon the Reverse Stock Split.

          DIRECTORS AND OFFICERS

             Following the Meeting, but prior to the Reincorporation, the Company, in its capacity as the sole stockholder of US Industrial, if necessary, will elect as the four directors of US Industrial the same individuals who are elected as directors of the Company at the Meeting. Messrs. Chakos, Fradella, McGinnis, and Tobler are the current directors of US Industrial and the present executive officers of the Company serve in the same capacities at US Industrial. Each of the directors of US Industrial will be elected for a term of office of one year and until his successor is elected and qualified. Therefore, the persons who are serving as directors of the Company immediately prior to the Reincorporation will constitute the entire Board of Directors of US Industrial immediately after the Reincorporation.

             It is anticipated that the four directors of US Industrial will elect as officers of US Industrial the same persons who are elected as officers of the Company following the Meeting.

          FEDERAL INCOME TAX EFFECTS

             The Reincorporation is intended to be a tax free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of Common Stock of the Company as a result of consummation of the Reincorporation, and no gain or loss will be recognized by the Company or US Industrial. Each former holder of Common Stock of the Company will have the same basis in the capital stock of the US Industrial received by such holder pursuant to the Reincorporation as such holder has in the Common Stock of the Company held by such holder at the time of consummation of the Reincorporation. Each shareholder's holding period with respect to the Delaware Common Stock will include the period during which such holder held the corresponding Company Common Stock, provided the latter was held by such holder as a capital asset at the time of consummation of the Reincorporation. The Company is not seeking a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the tax consequences of the Reincorporation.

             The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

          RIGHTS OF DISSENTING SHAREHOLDERS

             Pursuant to the Hawaii Business Corporation Act, the Company's shareholders are entitled to dissent from the proposed Reincorporation of the Company with and into US Industrial, and each dissenting shareholder may obtain from the Company the fair value of all shares of Common Stock beneficially owned by such dissenting shareholder. A shareholder who wishes to so dissent must file with the Company, prior to the vote, a written notice of intention to demand that the shareholder be paid fair value for such shareholder's shares of his Common Stock in the event that the proposed Reincorporation is effectuated. Any such dissenting shareholder must refrain from approving the proposed Reincorporation. In the event that the Merger Agreement is approved by the shareholders, the Company will deliver notice to those shareholders who have dissented providing instructions on how to surrender their certificates and to be compensated therefor. Thereafter, the Company would send to dissenting shareholders who had deposited their stock certificates for payment the estimated fair value of their shares. In determining the fair value of the shares, the Company would primarily take into account the market value of the Company's Common Stock immediately prior to the effectuation of the Reincorporation, excluding any appreciation or depreciation in anticipation of the Reincorporation. If a dissenting shareholder does not agree with the Company's determination of fair value and a resolution cannot be reached as to fair value, the Company would file a proceeding in a Hawaii state court requesting the court to determine the fair value. Reference is made to Sections 415-80 and 415-81 of the Hawaii Business Corporation Act which govern the rights of shareholders to dissent and seek appraisal, a copy of which sections is attached hereto as Appendix I.

             The Merger Agreement between the Company and US Industrial permits the Company to terminate the Merger Agreement in the event that shareholders holding more than two percent (2%) of the issued and outstanding shares of Common Stock dissent and assert their appraisal rights. In the event that the Company terminates the Merger Agreement, those shareholders who have dissented will not be able to exercise their dissenters right to receive the fair value of their shares of Common Stock and will continue as shareholders of the Company.

          CHANGES IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS TO BE EFFECTED BY THE REINCORPORATION

             US Industrial will be governed by Delaware corporate law and by its certificate of incorporation (the "Delaware Certificate") and by-laws (the "Delaware By-Laws"), which will result in some changes in the rights of shareholders. The following discussion summarizes the material differences between the Delaware Certificate and the Delaware By-Laws and the Articles of Incorpo-ration and By-Laws of the Company. The shareholders of the Company will become subject to the Delaware General Corporation Law and to the US Industrial charter provisions upon the effective date of the Reincorporation.

             Action by Shareholders Without a Meeting. Under the By-Laws of the Company, actions may be taken by the shareholders of the Company without a meeting only if all of the shareholders entitled to vote on the matter consent in writing to the corporate action being taken. Under the Delaware By-Laws however, actions may be taken by the stockholders of US Industrial without a meeting if the holders of outstanding stock representing the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted consent in writing to the corporate action being taken, provided that US Industrial must send prompt notice of the authorization before it may effect the corporate action.

             Special Meetings Called by Shareholders. Under the Company's By-Laws, one or more shareholders holding not less than 10% of the issued and outstanding shares of Common Stock may call a special meeting of shareholders. The Delaware By-Laws provide that stockholders holding 40% or more of the issued and outstanding shares of Delaware Common Stock may call a special meeting of the stockholders. As a result, it will be more difficult for the shareholders of the Company to effect corporate actions without the support of the Company's Board of Directors.

          CERTAIN DIFFERENCES BETWEEN DELAWARE AND HAWAII CORPORATION LAW

             Delaware law differs in certain respects from Hawaii law. Although it is not practical to compare all the differences between the laws governing corporations of Hawaii and Delaware, the following discussion provides a summary of the material differences which may significantly affect the rights of shareholders. Such differences can be determined in full by reference to the Hawaii Business Corporation Act and to the

          Delaware General Corporation Law. In addition, both Hawaii and Delaware law provide that some of the statutory provisions as they affect various rights of holders may be modified by provisions in the certificate of incorporation or by-laws of the corporation.

             Shareholder Appraisal Rights. Shareholder appraisal rights are statutory rights of dissenting shareholders to demand that, upon consummation of certain reorganizations, the corporation purchase their shares at an appraised fair market value.
          Delaware law provides rights of appraisal to stockholders in the event of a merger or consolidation, except (a) a merger by a corporation, the shares of which are either listed on a national securities exchange or widely held (by more than 2,000 stockholders of record) if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation, and (b) a merger, if the corporation in which the dissenter is a stockholder survives the merger and no vote of such corporation's stockholders is required to approve the merger. Under Delaware law, no vote of the stockholders of a corporation surviving a merger is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to such issuance and if certain other conditions are met. Delaware law provides that any corporation may stipulate in its certificate of incorporation that appraisal rights shall be available for shares of its stock as a result of an amendment to its certificate of incorporation, any merger in which the corporation is a constituent corporation, or the sale of all or substantially all of the assets of the corporation. The Delaware Certificate does not provide for such appraisal rights.

             Hawaii law provides appraisal rights to shareholders in more types of reorganizations than under Delaware law. Shareholders of a Hawaii corporation may seek appraisal of their shares in the event that (a) the corporation merges, except where the corporation is the surviving corporation and no vote of the shareholders was needed in order to effect such merger, (b) any sale or exchange of all or substantially all of the property and assets of the corporation not made in the ordinary course of business, (c) any plan of exchange to which the corporation is a party as the corporation the shares of which are to be acquired, or (d) any amendment of the articles of incorporation which materially and adversely affects certain dissenter's rights.

             Payment of Dividends and Repurchase of Shares of Stock. Under Delaware law, a corporation may pay dividends only out of surplus (generally, the stockholders' equity of the corporation less the par value of the capital stock outstanding) or, if there exists no surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation has diminished to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a liquidation preference, the corporation may not declare and pay out of its net profits any dividends to the holders of its common stock until the deficiency has been repaired.

             In general, Delaware law provides that shares of a corpora-tion's capital stock may only be repurchased or redeemed by the corporation out of surplus. To determine the surplus, assets and liabilities are valued at their current fair market value. Assuming that such assets have a fair market value greater than their book value and that liabilities have not increased in value to a greater extent, such revaluation will increase the surplus of the corporation and thereby permit the corporation to pay an increased dividend and/or to repurchase a greater number of shares.

             Under Hawaii law, a corporation may pay dividends or redeem its shares if the articles of incorporation permit it to make such distributions, unless, after giving effect to the payment of the dividend or redemption of shares, the corporation would be unable to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities and, unless the articles of incorporation otherwise permit, the maximum amount that then would be payable, in any liquidation, in respect of all outstanding shares having preferential rights in liquidation.

             It is the present policy of the Board of Directors to retain any earnings for use in the Company's business.

             Inspection of Books and Records. Hawaii law provides that any shareholder may inspect only the corporation's register of shareholders. Delaware law grants any stockholder the right to examine all books and records of the corporation for a proper purpose provided that such stockholder makes a written demand under oath.

             Cumulative Voting. Under Delaware law, cumulative voting in the election of directors is not available unless expressly provided by the certificate of incorporation. Without cumulative voting, no person can be elected without the support of the holders of a plurality of the shares voting. The Delaware Certificate does not provide for cumulative voting. Hawaii law provides that shareholders shall have the right to cumulate their votes for the election of directors if a shareholder delivers to an officer of the corporation a request to cumulate votes at least 48 hours prior to the date for the annual meeting or special meeting. This right may be restricted or eliminated by the corporation's certificate of incorporation if such corporation has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, which are listed on a national securities exchange or quoted on the Nasdaq National Market.

             Acquisition of Significant Shares of Stock. As a result of the Reincorporation, the Company will become subject to Section 203 of the Delaware General Corporation Law which regulates certain business combinations, including tender offers. Section 203 may have the effect of significantly delaying certain stockholders' ability to acquire a significant equity interest in the Company if such acquisition is not approved by the Board of Directors. In general, Section 203 prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) of a Delaware corporation from engaging in a "Business Combination" (defined to include mergers and a variety of other transactions such as transfers of assets, loans, and transactions that would increase the Interested Stockholder's proportionate share of stock) with a Delaware corporation for three years following the date such person became an Interested Stockholder unless, among other things, before such person became an Interested Stockholder the board of directors of the corporation approved the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder. Under Section 203, the restrictions described above do not apply to certain Business Combinations proposed by an Interested Stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of a majority of the corporation's directors. In addition, the restrictions under Section 203 do not apply if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Delaware Certificate does not contain such a provision.

             The Board of Directors of US Industrial has approved American Eco becoming a significant stockholder of that corporation as a result of the Reincorporation. In addition, the Board of Directors of US Industrial has approved the American Eco Agreement pursuant to which American Eco will acquire an additional 10,000,000 shares of Delaware Common Stock. Accordingly, American Eco will not be deemed an Interested Stockholder for the purposes of Section 203, and American Eco will be permitted to pursue further Business Combinations with US Industrial should it desire to do so in the future. No other Business Combinations have been proposed. See "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers."

             Under Hawaii law, shareholders proposing to make a "control share acquisition" are subject to Sections 415-171 and 415-172 of the Hawaii Business Corporation Act. These sections require that a person proposing to make a "control share acquisition" (defined to mean the acquisition of shares of an issuing public company, which is defined as a company incorporated in Hawaii with at least 100 shareholders and having its principal place of business or substantial assets located in Hawaii, resulting in beneficial ownership by the acquiring person of a new range of voting powers, as specified below) must file an information statement with the issuing public corporation. Such information statement must include information on the identity of the person making such acquisition, the terms of the proposed control share acquisition, and a specification of the voting power in the election of directors that would result from the control share acquisition in the following ranges: (1) at least ten percent, but less than twenty percent; (2) at least twenty percent, but less than thirty percent; (3) at least thirty percent, but less than forty percent; (4) at least forty percent, but less than a majority; and (5) at least a majority. The proposed control share acquisition must be approved by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote which are not beneficially owned by the acquiring person and the proposed control share acquisition must be consummated within 180 days after shareholder approval.

             If shareholder approval is not properly obtained and shares are thus acquired in violation of Sections 415-171 and 415-172, the shares so acquired will be denied voting rights for one year after acquisition, the shares shall be nontransferable on the books of the corporation for one year after acquisition and the corporation shall have the option during that one-year period to call the shares for redemption either at the price at which the shares were acquired or at book value per share as of the end of the last fiscal quarter ended prior to the call for redemption.

             In addition, if a person proposes to engage in a corporate "take-over" (defined to include the offer to acquire any equity securities from a resident of Hawaii pursuant to a tender offer) of a target company (defined to include an issuer of publicly traded equity securities which is organized under Hawaiian law or has at least 20% of its equity securities beneficially owned by residents of Hawaii, and has substantial assets in Hawaii), then that person is subject to Chapter 417E of the Hawaii Corporate Take-Overs Act. Chapter 417E requires, among other things, that a take-over offer must be registered and forbids specific fraudulent and deceptive practices in connection with a take-over offer. Failure to comply with these sections will result in the take-over offer not being effective.

          AMENDMENT TO THE MERGER AGREEMENT; TERMINATION

             The Company's Board of Directors may amend, modify or supplement the Merger Agreement, before the Reincorporation is consummated, notwithstanding shareholder approval. The Board of Directors will solicit the shareholders' approval in the event that it determines that any such amendment, modification or supplement is material.

             The Merger Agreement may be terminated and the Reincorporation abandoned, notwithstanding shareholder approval, by the Board of Directors of the Company at any time before consummation of the Merger if (i) shareholders holding more than two percent (2%) of the issued and outstanding shares of the Company's Common Stock dissent and seek appraised rights; or (ii) the Board of Directors of the Company determines that in its judgment the Reincorporation does not appear to be in the best interests of the Company or its shareholders.

             In the event the Merger Agreement is terminated or the shareholders fail to approve the Reincorporation, the Company would remain as a Hawaii corporation; however, the Board of Directors would consider calling a Special Meeting of Shareholders for the purposes of changing the corporate name to US Industrial Services, Inc., and approving a stock option plan covering up to 2,000,000 shares of Common Stock, which plan would be similar to US Industrial's 1998 Plan, see "-- Business and Financial Condition" above.

             THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE.

                                     ACCOUNTANTS

             Karlins Fuller Arnold & Klodosky, P.C. ("Karlins Fuller") have acted as the independent accountants of the Company for the last three fiscal years. The Board of Directors of the Company has not yet selected its independent accountants for the 1998 fiscal year. A representative of Karlins Fuller is expected to be present at the Meeting and will have the opportunity to make a statement and may be available to respond to appropriate questions.

                                  1997 ANNUAL REPORT

             All shareholders of record as of the Record Date have or are currently being sent a copy of the Company's 1997 Annual Report for the fiscal year ended September 30, 1997, which includes financial statements for the fiscal year ended September 30, 1997. Such Report is deemed to be part of the material for the solicitation of proxies.

             This Proxy Statement incorporates by reference the financial information contained in the Company's 1997 Annual Report.


             THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON THE RECORD DATE WHO DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE SECRETARY, EIF HOLDINGS, INC., 54 STILES ROAD, SALEM, NEW HAMPSHIRE 03079.

                                    OTHER MATTERS

             Stockholder proposals must be received by the Secretary of the Company for inclusion in the Company's proxy materials relating to the 1999 Annual Meeting of Shareholders by December 5, 1998.

             As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Meeting other than that which has been referred to above. As to other business, if any, that may come before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                 By order of the Board of Directors


                                 J. Drennan Lowell,
                                 Secretary

          April 6, 1998


          SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                      APPENDIX I

                           HAWAII BUSINESS CORPORATION ACT
                             DISSENT AND APPRAISAL RIGHTS





          415-80.   RIGHT OF SHAREHOLDERS TO DISSENT. -- (a)  Any
          shareholder of a corporation shall have the right to dissent from, and to obtain payment for the shareholder's shares in the event of, any of the following corporate actions:
             (1) Any plan of merger or consolidation to which the corporation is a party, except as provided in subsection (c);
             (2) Any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale;
             (3) Any plan of exchange to which the corporation is a party as the corporation the shares of which are to be acquired;
             (4) Any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it:
             (A)  Alters or abolishes a preferential right of the shares;
             (B) Creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;
             (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or
             (D) Excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate the holder's votes, except as the right may be limited by dilution through the issuance of shares or other securities with similar voting rights; or
             i. Any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws, or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment for their shares.
             (b) (1)     A record holder of shares may assert dissenters'
          rights as to less than all of the shares registered in the record holder's name only if the record holder dissents with respect to all the shares beneficially owned by any one person, and discloses the name and address of the person or persons on whose behalf the record holder dissents. In that event, the record holder's rights shall be determined as if the shares as to which the record holder has dissented and his other shares were registered in the names of different shareholders.
             ii. A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on the beneficial owner's behalf, and shall be treated as a dissenting shareholder under the terms of this section and section 415-31 if the beneficial owner submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.
             (c) The right to obtain payment under this section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of the corporation is not necessary to authorize the merger.
             (d) A shareholder of a corporation who has a right under this section to obtain payment for the shareholder's shares shall have no right at law or in equity to attack the validity of the corporate action that gives rise to the shareholder's right to obtain payment, nor to have the action set aside or rescinded, except when the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation.

             415-81 RIGHTS OF DISSENTING SHAREHOLDERS. -- (a) As used in this section:

             "Dissenter" means a shareholder or beneficial owner who is entitled to and does assert dissenters' rights under section 415-80, and who has performed every act required up to the time involved for the assertion of such rights.
             "Corporation" means the issuer of the shares held by the dissenter before the corporate action, or the successor by merger or consolidation of that issuer.
             "Fair value" of shares means their value immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless the exclusion would be inequitable.
             "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at such rate as is fair and equitable under all of the circumstances.
             (b) If a proposed corporate action which would give rise to dissenters' rights under section 415-80(a) is submitted to a vote at a meeting of shareholders, the notice of meeting shall notify all shareholders that they have or may have a right to dissent and obtain payment for their shares by complying with the terms of this section, and shall be accompanied by a copy of sections 415-80 and 415-81 of this chapter.
             (c) If the proposed corporate action is submitted to a vote at a meeting of shareholders, any shareholder who wishes to dissent and obtain payment for the shareholder's shares must file with the corporation, prior to the vote, a written notice of intention to demand that the shareholder be paid fair compensation for the shareholder's shares if the proposed action is effectuated and shall refrain from voting the shareholder's shares in approval of the action. A shareholder who fails in either respect shall acquire no right to payment for the shareholder's shares under this section or section 415-80.
             (d) If the proposed corporate action is approved by the required vote at a meeting of shareholders, the corporation shall mail a further notice to all shareholders who gave due notice of intention to demand payment and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment for their shares a notice of the adoption of the plan of corporate action. The notice shall: (1) state where and when a demand for payment must be sent and certificates of certificated shares must be deposited in order to obtain payment;
          (2) inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received; (3) supply a form for demanding payment which includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares; and (4) be accompanied by a copy of sections 415-80 and 415-81 of this chapter. The time set for the demand and deposit shall not be less than thirty days from the mailing of the notice.
             (e) A shareholder who fails to demand payment, or fails (in the case of certificated shares) to deposit certificates, as required by a notice pursuant to subsection (d) shall have no right under this section or section 415-80 to receive payment for the shareholder's shares. If the shares are not represented by certificates, the corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action, or the release of restrictions under the terms of subsection (f). The dissenter shall retain all other rights of a shareholder until these rights are modified by effectuation of the proposed corporate action.
             (f) (1) Within sixty days after the date set for demanding payment and depositing certificates, if the corporation has not effectuated the proposed corporate action and remitted payment for shares pursuant to paragraph (3), it shall return any certificates that have been deposited, and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.
             (2) When uncertificated shares have been released from transfer restrictions, and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of subsection (d), with like effect.
             (3) Immediately upon effectuation of the proposed corporate action, or upon receipt of demand for payment if the corporate action has already been effectuated, the corporation shall remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount which the corporation estimates to be the fair value of the shares, with interest if any has accrued. The remittance shall be accompanied by:
             (A) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the date of remittance, together with the latest available interim financial statements;
             (B) A statement of the corporation's estimate of fair value of the shares; and

             (C) A notice of the dissenter's right to demand supplemental payment, accompanied by a copy of sections 415-80 and 415-81 of this chapter.
             (g)(1) If the corporation fails to remit as required by subsection (f), or if the dissenter believes that the amount remitted is less than the fair value of the dissenter's shares, or that the interest is not correctly determined, the dissenter may send the corporation the dissenter's own estimate of the value of the shares or of the interest, and demand payment of the deficiency.
             (2) If the dissenter does not file such an estimate within thirty days after the corporation's mailing of its remittance, the dissenter shall be entitled to no more than the amount remitted.
             (h)(1) Not more than sixty days after receiving a demand for payment pursuant to subsection (g), if any such demands for payment remain unsettled, the corporation shall file in an appropriate court a petition requesting that the fair value of the shares and interest thereon be determined by the court.
             iii. An appropriate court shall be a court of competent
          jurisdiction in the county of this State where the principal office of the corporation is located. If, in the case of a merger or consolidation or share exchange, the corporation is a foreign corporation without a registered office in this State, the petition shall be filed in the county where the principal office of the domestic corporation was last located.
             iv. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the petition shall be served on each dissenter; if a dissenter is a nonresident, the copy may be served on the dissenter by registered or certified mail or by publication as provided by law.
             v. The jurisdiction of the court shall be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or in any amendment thereof. The dissenters shall be entitled to discovery in the same manner as parties in other civil suits.
             vi. All dissenters who are made parties shall be entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted, with interest.
             vii. If the corporation fails to file a petition as provided in paragraph (1) of this subsection, each dissenter who made a demand and who has not already settled the dissenter's claim against the corporation shall be paid by the corporation the amount demanded by the dissenter with interest, and may sue therefor in an appropriate court.
             a.   i.   The costs and expenses of any proceeding under
          subsection (h), including the reasonable compensation and expenses of appraisers appointed by the court, shall be determined by the court and assessed against the corporation, except that any part of the costs and expenses may be apportioned and assessed as the court may deem equitable against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious, or not in good faith.
             ii. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court may deem equitable against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this section, and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section and section 80.
             iii. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and should not be assessed against the corporation, it may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.
             b.   i.   Notwithstanding the foregoing provisions of this
          section, the corporation may elect to withhold the remittance required by subsection (f) from any dissenter with respect to shares of which the dissenter (or the person on whose behalf the dissenter acts) was not the beneficial owner on the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action. With respect to such shares, the corporation shall, upon effectuating the corporate action, state to each dissenter its estimate of the fair value of the shares, state the rate of interest to be used (explaining the basis thereof), and offer to pay the resulting amounts on receiving the dissenter's agreement to accept them in full satisfaction.
             ii. If the dissenter believes that the amount offered is less than the fair value of the shares and interest determined according to this section, the dissenter may within thirty days after the date of mailing of the corporation's offer, mail to the corporation the dissenter's own estimate of fair value and interest, and demand their payment. If the dissenter fails to do so, the dissenter shall be entitled to no more than the corporation's offer.
             iii. If the dissenter makes a demand as provided in paragraph
          (2), the provisions of subsections (h) and (i) shall apply to further proceedings on the dissenter's demand.

                                      EXHIBIT A:

                               THE REVERSE STOCK SPLIT

          RESOLVED, that, prior to the Company's next Annual Meeting of Shareholders, on the condition that no other amendment to the Company's Articles of Incorporation shall been filed subsequent to May 4, 1998 effecting a reverse stock split of the Common Stock, Article IV of the Company's Restated Articles of Incorporation be amended by addition of the following provision:

             Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, no par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into any fraction thereof falling within a range between and including one-for-five and one-for-ten of a share of the Company's outstanding Common Stock, no par value (the "New Common Stock"), depending upon a determination by the Board that a reverse stock split is in the best interests of the Company and the shareholders, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward or downward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any new Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

          FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Articles of Incorporation effecting a Reverse Stock Split, notwithstanding authorization of the proposed amendment by the shareholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the shareholders.

                                                                  EXHIBIT B

                             AGREEMENT AND PLAN OF MERGER


               Agreement and Plan of Merger, dated March 2, 1998 (the "Agreement"), between EIF Holdings, Inc., a Hawaii corporation ("EIF Holdings"), and U S Industrial Services, Inc., a Delaware corporation ("US Industrial")(EIF Holdings and US Industrial are sometimes referred to herein collectively as the "Constituent Corporations").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -


               WHEREAS, US Industrial was incorporated in the State of Delaware on January 9, 1998, and is the wholly-owned subsidiary of EIF Holdings; and

               WHEREAS, the Board of Directors of EIF Holdings believes that it is in the best interest of EIF Holdings to reincorporate in the State of Delaware by merging with and into US Industrial pursuant to this Agreement.

               NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and undertakings herein given and other good and valuable consideration, the parties hereto agree, in accordance with the applicable provisions of the statutes of Hawaii and Delaware, respectively, which permit such merger, EIF Holdings shall be, and hereby is, merged with and into the US Industrial, at the Effective Time (as herein defined), and that the terms and conditions of the merger hereby agreed to (the "Merger") shall be as hereinafter set forth:


                                     ARTICLE ONE
                              Principal terms of Merger

               Section 1.01.  Merger.   At the Effective Time (as herein
                              ------
          defined), EIF Holdings shall merge with and into US Industrial provided that this Agreement has not been terminated pursuant to
          Section 4.02 herein.

               Section 1.02.  Effective Time of Merger.  The Merger shall
                              ------------------------
          become effective as of the completion of all filing requirements specified in Sections 4.03 and 4.04 of this Agreement, and such date and time is hereinafter referred to as the "Effective Time."

                                     ARTICLE TWO
                 Certificate of Incorporation, By-Laws and Directors


               Section 2.01.  Certificate of Incorporation.  The
                              ----------------------------
          Certificate of Incorporation of US Industrial in effect at the Effective Time of the Merger shall be the Certificate of Incorporation of US Industrial, to remain unchanged until amended as provided by law.

               Section 2.02.  By-Laws.  The By-Laws of US Industrial in
                              -------
          effect at the Effective Time of the Merger shall by the By-Laws of US Industrial, to remain unchanged until amended as provided by law.

               Section 2.03.  Directors.  EIF Holdings, in its capacity as
                              ---------
          sole shareholder of US Industrial, shall elect as directors of US Industrial those individuals elected by the shareholders of EIF Holdings prior to the Effective Time of the Merger, and such persons shall serve as directors of US Industrial until the next annual meeting of the stockholders of US Industrial.


                                    ARTICLE THREE
                         Exchange and Cancellation of Shares


               At the Effective Time of the Merger, all issued and outstanding shares of EIF Holdings common stock, no par value (the "Old Common Stock"), and all issued and outstanding shares of EIF Holdings preferred stock, par value $.01 per share (the "Old Preferred Stock"), shall be canceled and the corporate existence of the said corporation shall cease. Shares of US Industrial's common stock, par value $.01 per share (the "New Common Stock"), and shares of US Industrial's preferred stock, par value $.01 per share (the "New Preferred Stock"), shall be issued to the shareholders of EIF Holdings as a result of the Merger as herein provided.

               Section 3.01.  The Surviving Corporation Common Stock.  Each
                              --------------------------------------
          share of Old Common Stock which is outstanding prior to the Effective Time of the Merger shall be converted into one issued and outstanding share of New Common Stock, and, from and after the Effective Time of the Merger, the holders of all of said issued and outstanding shares of Old Common Stock shall automatically be and become holders of shares of New Common Stock upon the basis above specified, whether or not certificates representing said shares are then issued and delivered.

               Section 3.02.  Cancellation of Old Common Stock.  After the
                              --------------------------------
          Effective Time of the Merger, each holder of record of any outstanding certificate or certificates theretofore representing shares of Old Common Stock and Old Preferred Stock may surrender the same to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of New Common Stock and New Preferred Stock, respectively. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Merger, represented one or more shares of Old Common Stock or Old Preferred Stock shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of New Common Stock or New Preferred Stock, respectively. Upon the surrender of a certificate or certificates representing shares of Old Common Stock or Old Preferred Stock, a proper officer of US Industrial shall cancel said certificate or certificates.


                                     ARTICLE FOUR
                               Adoption and Termination

               Section 4.01. Submission to Vote of Stockholders.  This
                             ----------------------------------
          Agreement shall be submitted to the shareholders of EIF Holdings, as provided by applicable law, and shall take effect, and be deemed to be the Agreement and Plan of Merger of the Constituent Corporations, upon the approval or adoption thereof by said stockholders of EIF Holdings in accordance with the requirements of the laws of the State of Hawaii.

               Section 4.02. Termination of Agreement.  Anything herein or
                             ------------------------
          elsewhere to the contrary notwithstanding, this Agreement may be abandoned by EIF Holdings by an appropriate resolution of its Board of Directors at any time prior to the Effective Time of the Merger if such Board of Directors believes that the Merger is not in the best interest of the EIF Holdings or in the event that the shareholders who hold more than two (2%) percent of the outstanding and issued shares of Old Common Stock dissent from the Merger and seek appraisal rights pursuant to Sections 415-80 and 415-81 of the Hawaii Business Corporation Act.

               Section 4.03.  Filing of Articles of Merger in the State of
                              --------------------------------------------
          Hawaii.  As soon as practicable after the requisite stockholder
          ------
          approval referenced in Section 4.01 herein, Articles of Merger to effectuate the terms of this Agreement shall be executed and acknowledged by US Industrial and thereafter delivered to the Commissioner of Securities of the Department of Commerce and Consumer Affairs of the State of Hawaii for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to Section 4.02 herein.

               Section 4.04.  Filing of Certificates of Merger in the State
                              ---------------------------------------------
          of Delaware.  As soon as practicable after the requisite
          -----------
          stockholder approval referenced in Section 4.01 herein, a Certificate of Merger to effectuate the terms of this Agreement shall be executed by each of the Constituent Corporations and thereafter delivered to the Secretary of the State of Delaware for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to Section 4.02 herein.


                                      ARTICLE FIVE
                                    Effect of Merger

               Section 5.01.  Effect of Merger.  At the Effective Time of the
                              ----------------
          Merger, the Constituent Corporations shall be a single corporation, which shall be US Industrial, and the separate existence of EIF Holdings shall cease except to the extent provided by the laws of the States of Hawaii and Delaware. US Industrial shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of both a public and private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in US Industrial without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. US Industrial shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger. US Industrial shall assume any stock option or similar employee benefits plan of EIF Holdings, and all contractual rights of EIF Holdings for the issuance of shares of the Old Common Stock and/or Old Preferred Stock, and such issuances or reserves for issuances shall be of shares of New Common Stock and/or New Preferred Stock on an as-converted basis as set forth in Section 3.01 hereof.

               Section 5.02.  Business Combinations With American Eco.  US
                              ---------------------------------------
          Industrial hereby acknowledges that American Eco Corporation, an Ontario corporation ("American Eco"), beneficially owns 8,800,000 shares of Old Common Stock at the date of this Agreement and further recognizes that, as a result of such stock ownership, American Eco could be deemed to be an Interested Stockholder (as that term is defined under Section 203 of the General Corporation Law of the State of Delaware) of US Industrial after the consummation of the Merger. US Industrial hereby represents and warrants to EIF Holdings that the Board of Directors of US Industrial has considered the stock ownership that American Eco will have in US Industrial at the Effective Time of the Merger in approving this Agreement. US Industrial further acknowledges that, as a result of its assumption of all of EIF Holdings' obligations pursuant to this Agreement and the consummation of the Merger, American Eco will consummate a certain stock purchase agreement pursuant to which American Eco will purchase 10,000,000 shares of New Common Stock. US Industrial hereby represents and warrants to EIF Holdings that the Board of Directors of US Industrial has approved such stock purchase.


                                      ARTICLE SIX
                                Post Merger Undertakings

               Section 6.01  Service of Process.  US Industrial hereby agrees
                             ------------------
          that it may be served with process within the State of Hawaii in any proceeding for the enforcement of any obligation of EIF Holdings and in any proceeding for the enforcement of the rights of any dissenting shareholder of EIF Holdings.

               Section 6.02  Appointment of Agent for Service of Process.  US
                             -------------------------------------------
          Industrial hereby appoints ______________, a resident of Hawaii, as its duly appointed agent to accept service of process delivered pursuant to Section 6.01 herein. Such agency shall be deemed to be given with an interest and shall be irrevocable.

               Section 6.03  Payments to Dissenting Shareholders.  US
                             -----------------------------------
          Industrial shall promptly pay to any shareholders of EIF Holdings who dissent from the Merger the amount, if any, to which such dissenting shareholders shall be entitled with respect to the Merger pursuant to applicable law.


                                     ARTICLE SEVEN
                                     Miscellaneous

                    Section 7.01 Further Actions.  Each of the Constituent
                                 ---------------
          Corporations shall take or cause to be taken all action, or do, or cause to be done, all things necessary, proper or advisable under the laws of the States of Hawaii and Delaware to consummate and make effective the Merger following approval of the Merger by the stockholders of the Constituent Corporations in accordance with the laws of said States.

                    Section 7.02. Amendments.  At any time prior to the
                                  ----------
          Effective Time of the Merger (notwithstanding any stockholder approval), if authorized by their respective Board of Directors, the parties hereto may, by written agreement, amend or supplement any of the provisions of this Agreement. Any written instrument or agreement referred to in this section shall be validly and sufficiently authorized for the purposes of this Agreement if signed on behalf of each of the Constituent Corporations by a person authorized to sign this Agreement.

                    Section 7.03. Counterparts.  This Agreement may be
                                  ------------
          executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the Constituent Corporations, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors have caused this Agreement and Plan of Merger to be executed by an authorized officer of each party hereto, and the corporate seal affixed on the date above first written.



                                        U S INDUSTRIAL SERVICES, INC.
                                        (a Delaware corporation)


                                        By
                                          ----------------------------
                                        Name:  Frank J. Fradella
                                        Title: President


                                        EIF HOLDINGS, INC.
                                        (a Hawaii corporation)

                                        By
                                          ----------------------------
                                        Name:  Frank J. Fradella
                                        Title: President

                                  EIF HOLDINGS, INC.
                           ANNUAL MEETING OF SHAREHOLDERS
                                     MAY 4, 1998
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             The undersigned shareholder of EIF Holdings, Inc., a Hawaii corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement, dated April 6, 1998, and 1997 Annual Report, and hereby constitutes and appoints Frank J. Fradella and J. Drennan Lowell, and either jointly or severally, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the 1998 Annual Meeting of Shareholders (the "Meeting"), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

             THIS  PROXY  IS  SOLICITED  BY   THE  BOARD  OF  DIRECTORS  WHICH
        RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1, 2, 3 AND 4.

        1.   The election of four (4) directors nominated by the Board of
             Directors:

        [ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to vote for
            (except as indicated)               all nominees listed below

                        Frank J. Fradella, Michael J. Chakos,
                      Michael E. McGinnis and Andreas O. Tobler.

        (Instruction:    To  withhold  authority  to  vote  for  any
        individual nominee or nominees write such nominee's or nominees' names in the space provided below)
        ------------------------------------------------------------------

        2.   The approval of the Reverse Stock Split:

                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

        3.   The approval of a class of Preferred Stock:

                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

        4. The approval of the Merger Agreement pursuant to which the Company will merge with and into U S Industrial Services, Inc., a wholly-owned subsidiary and Delaware corporation:

                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

        5. Other matters as may properly come before the Meeting or any adjournment or adjournments thereof.


        This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR each of the above proposals.

                                        Dated:                      , 1998
                                              ----------------------

                                        -----------------------------(L.S.)

                                        -----------------------------(L.S.)

                                        Please sign your name exactly as it
                                        appears  hereon.   When  signing as
                                        attorney,  executor, administrator,
                                        trustee  or  guardian, please  give
                                        your  full  title  as   it  appears
                                        hereon.    When  signing  as  joint
                                        tenants, all parties  in the  joint
                                        tenancy must sign.  When a proxy is
                                        given by a  corporation, it  should
                                        be signed by an  authorized officer
                                        and the corporate seal affixed.  No
                                        postage is required if  returned in
                                        the enclosed envelope and mailed in
                                        the United States.

                                        PLEASE SIGN, DATE AND MAIL THIS
                                        PROXY IMMEDIATELY IN THE ENCLOSED
                                        ENVELOPE.